Exhibit 99.1

BLINK CHARGING ANNOUNCES RECORD FIRST QUARTER 2022 RESULTS

●	339% increase in total revenues to $9.8 million in Q1 2022 compared to $2.2 million in Q1 2021
●	346% increase in service revenues(1) to $1.5 million in Q1 2022 compared to $0.3 million in Q1 2021
●	99% increase in charging stations contracted or sold Q1 2022 over Q1 2021; 3,174 charging stations contracted or sold in Q1 2022

Miami Beach, FL, May 9, 2022 — Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the first quarter ended March 31, 2022.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended
	March 31,
	2022	2021	% Increase
Product Sales	$8,052	$1,671	382%
Service Revenues (1)	1,507	338	346%
Other Revenues	241	223	8%
Total Revenues	$9,800	$2,232	339%

(1)	Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.

“In the first quarter of 2022, Blink again achieved record revenues with exponential year-over-year growth of almost 340% driven by increased product sales and service revenues,” commented Michael D. Farkas, Chairman and Chief Executive Officer of Blink Charging. “We’re building off a solid platform created by record 2021 results and expect continued momentum in 2022 as partners and customers recognize Blink as a leading provider of EV charging technology and services both domestically and internationally.

Mr. Farkas continued, “Our strong growth in the quarter stems primarily from our unique business model centered around providing flexible and fully integrated charging solutions to customers. As an owner-operator of many of our chargers, we’re intimately involved in every step of the installation process and can facilitate upgrades and other maintenance as needed to provide the best technology for the location while also benefiting from anticipated increased charging utilization. We have recently expanded our product offerings to include next-generation charging technology across the entire EV ecosystem including home, fleet, multifamily, retail, and federal highway infrastructure, enhancing our position as a technology innovator at the forefront of the EV charging industry.”

Mr. Farkas added that “A key part of Blink’s strategy continues to be making acquisitions and establishing multi-year partnerships that increase charger deployments and our market reach. Following the close of the first quarter, we announced our acquisition of Electric Blue Ltd. (“EB Charging”), a leading provider of integrated EV charging and sustainable energy solutions in the United Kingdom. This is an exciting acquisition for Blink as it both expands our European presence into the United Kingdom and adds over 1,150 chargers, installed or committed to delivery, to the Blink Charging footprint. With the acquisition of EB Charging, we are now present in 19 countries including the U.S., Belgium, the UK, Greece, and nine countries in Latin America.

“Additionally, we continue to see success with state and federal government programs that promote the adoption of a reliable and convenient EV infrastructure. In March, we were awarded grant funds towards the deployment of chargers across Massachusetts in conjunction with the Massachusetts Electric Vehicle Incentive Program, and we are currently deploying charging ports throughout Virginia in partnership with Virginia Clean Cities. We also received a grant for our European Subsidiary Blue Corner to further develop its energy management services. Our chargers are seeing excellent traction in the marketplace, and we remain ready to capitalize on this growing demand for our innovative portfolio of EV charging solutions.”

Mr. Farkas concluded, “Blink is increasingly well positioned to capitalize on industry growth as we move through the balance of the year, and we’re excited about the opportunities we’re seeing both in the United States and abroad as individuals, municipalities, and government entities prepare for the broader transition to EV use.”

Financial Results

Revenues

Total Revenues increased 339% to $9.8 million for the first quarter of 2022 compared to the first quarter of 2021.

Product Sales increased 382% to $8.1 million in the first quarter of 2022, an increase of $6.4 million from the same period in 2021 primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers, as well as revenues from Blue Corner, which was acquired in May 2021.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues, increased 346% to $1.5 million in the first quarter of 2022, up $1.2 million from the first quarter of 2021, primarily driven by greater utilization of chargers, an increased number of chargers on the Blink network, revenues associated with the Blink Mobility ride-sharing service program, and revenues from Blue Corner, which was acquired in May 2021.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, remained consistent at $0.2 million in the first quarter of 2022, as compared to the first quarter of 2021.

Net Loss and Loss Per Share

Net Loss for the first quarter of 2022 was $15.1 million, or $(0.36) per share, compared to a Net Loss of $7.4 million, or $(0.18) per share in the first quarter of 2021.

Adjusted EBITDA (2)

Adjusted EBITDA for the first quarter of 2022 was a loss of $12.4 million compared to an Adjusted EBITDA loss of $6.5 million in the prior year period. Adjusted EBITDA as a percentage of revenues for the first quarter of 2022 improved 162 basis points compared to the first quarter of 2021.

Balance Sheet and Cash Flow

As of March 31, 2022, Cash and Marketable Securities totaled $161.9 million.

(2)	Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, and stock-based compensation) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Recent Highlights

●	Subsequent to the close of the quarter, acquired UK electric vehicle infrastructure leader EB Charging, adding more than 1,150 chargers to the Blink Charging footprint

●	Furthered international expansion through a variety of hardware and software upgrades and newly signed distribution agreements, adding more than 200 chargers in Greece to the Blink Network and expanding growth in 9 additional Latin American countries

●	Awarded a €450,000 grant to develop Blue Corner energy management services from Flanders Innovation and Entrepreneurship, the Belgian government agency that finances strategic and industrial research

●	Awarded grant funds from the Massachusetts Electric Vehicle Incentive Program towards the installation of 8 DC fast-charging stations across the state

●	Continued the deployment of charging ports in partnership with the Virginia Clean Cities as part of the Mid-Atlantic Electrification Partnership

●	Agreement with General Motors to deploy IQ 200 Level 2 chargers at selected dealerships across the United States and Canada, working with leading facility solutions provider ABM

●	Agreement with Bridgestone Retail Operations for the deployment of 50 Blink IQ 200 charging stations at select Firestone Complete Auto Care and Wheel Works tire and automotive service centers throughout the United States

●	Launched seven new charging products offering next-generation EV charging technology across the EV ecosystem, including home, fleet, multifamily, and retail; certain products include vehicle-to-grid technology

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss first quarter 2022 results today, May 9, 2022 at 4:30 PM Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com , and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/45280

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 289308.

A replay of the teleconference will be available until June 8, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 45280.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 30,000 charging ports across 18 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink’s principal line of products and services include the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including Blue Corner and BlueLA. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

jnesbett@institutionalms.com

Blink Media Contact

PR@BlinkCharging.com

Blink Charging Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Product sales	$8,052	$1,671
Charging service revenue - company-owned charging stations	1,107	182
Network fees	161	110
Warranty	67	13
Grant and rebate	75	150
Ride-sharing services	239	46
Other	99	60
Total Revenues	9,800	2,232

Cost of revenues:
Cost of product sales	6,044	1,118
Cost of charging services – company-owned charging stations	523	50
Host provider fees	551	126
Network costs	234	79
Warranty and repairs and maintenance	111	262
Ride-sharing services	426	246
Depreciation and amortization	325	255
Total Cost of Revenues	8,214	2,136

Gross Profit	1,586	96
Operating expenses:
Compensation	9,259	4,748
General and administrative expenses	4,427	1,585
Other operating expenses	2,942	1,149
Total Operating Expenses	16,628	7,482

Loss from operations	(15,042)	(7,386)
Other Income (Expense):
Interest income	-	14
Foreign transaction gain	3	-
Change in fair value of derivative and other accrued liabilities	-	7
Other expense	(104)	-
Total Other (Expense) Income	(101)	21

Net loss	(15,143)	(7,365)
Net Loss Per Share:
Basic	$(0.36)	$(0.18)
Diluted	$(0.36)	$(0.18)
Weighted Average Number of Common Shares Outstanding:
Basic	42,437,823	41,138,095
Diluted	42,437,823	41,138,095

Blink Charging Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$161,984	$174,795
Accounts receivable and other receivables, net	7,472	6,346
Inventory, net	10,051	10,369
Prepaid expenses and other current assets	576	1,020
Total current assets	180,083	192,530
Restricted cash	79	81
Property and equipment, net	16,219	14,563
Operating lease right-of-use asset	1,607	1,664
Intangible assets, net	3,707	3,455
Goodwill	19,054	19,390
Other assets	517	230
Total assets	$221,266	$231,913
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,125	$7,134
Accrued expenses and other current liabilities	6,906	5,678
Current portion of notes payable	10	10
Current portion of operating lease liabilities	884	547
Current portion of deferred revenue	2,741	2,858
Total current liabilities	18,666	16,227
Operating lease liabilities, non-current portion	1,125	1,531
Other liabilities	727	193
Deferred revenue, non-current portion	661	128
Total liabilities	21,179	18,079

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 42,581,819 and 42,423,514 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	43	42
Additional paid-in capital	460,047	458,046
Accumulated other comprehensive loss	(2,390)	(1,784)
Accumulated deficit	(257,613)	(242,470)
Total stockholders’ equity	200,087	213,834
Total liabilities and stockholders’ equity	$221,266	$231,913

Blink Charging Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(15,143)	$(7,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	758	514
Non-cash lease expense	55	-
Change in fair value of derivative and other accrued liabilities	-	7
Provision for bad debt	502	201
Provision for slow moving and obsolete inventory	295	(82)
Stock-based compensation:
Common stock	507	29
Options	1,455	386
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,722)	(857)
Inventory	(698)	(1,965)
Prepaid expenses and other current assets	297	51
Other assets	(288)	212
Accounts payable and accrued expenses	2,120	305
Other liabilities	101	—
Lease liabilities	(66)	(75)
Deferred revenue	444	139
Total adjustments	3,760	(1,135)
Net Cash Used in Operating Activities	(11,383)	(8,500)
Cash Flows from Investing Activities:
Purchase of marketable securities	-	(36,562)
Purchases of property and equipment	(1,368)	(4,021)
Net Cash Used In Investing Activities	(1,368)	(40,583)
Cash Flows from Financing Activities:
Proceeds from sale of common stock in public offering	-	221,406
Proceeds from exercise of options and warrants	69	1;000
Payment of financing liability in connection with internal use software	(146)	(20)
Net Cash (Used In) Provided by Financing Activities	(77)	222,386

Effect of Exchange Rate Changes on Cash	(158)	—
Net Increase in Cash	(12,986)	173,303
Cash and Restricted Cash - Beginning of Period	175,049	22,418
Cash and Restricted Cash - End of Period	$162,063	$195,721
Cash and restricted cash consisted of the following:
Cash	$161,984	$195,646
Restricted cash	79	75
	$162,063	$195,721

Non-GAAP Financial Measures

The following table reconciles Net Loss Attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	Q1	Q1
(In thousands and unaudited)	2022	2021
Net loss attributable to Blink Charging Co.	$(15,143)	$(7,365)

Interest income	-	(14)
Depreciation and amortization	758	514
EBITDA	$(14,385)	$(6,865)

Stock-based compensation	1,962	415
Adjusted EBITDA	$(12,423)	$(6,450)
Adjusted EBITDA as a percentage of revenues	(127)%	$(289)%

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.